Exhibit 99

FOR IMMEDIATE RELEASE DATE: OCTOBER 27, 2005	CONTACT: BOB READY OR RON STOWELL (513) 793-3200

LSI INDUSTRIES INC. RELEASES OPERATING RESULTS
FOR THE QUARTER ENDED SEPTEMBER 30, 2005 AND
DECLARES CASH DIVIDEND

Cincinnati, October 27, 2005 – LSI Industries Inc. (Nasdaq:LYTS) today reported operating results for the first quarter ended September 30, 2005.

Financial Highlights
(In thousands, except per
share data; unaudited)

	Three Months Ended September 30
	2005	2004	% Change
Net Sales	$70,900	$68,335	3.8%

Operating Income	$ 5,737	$ 5,325	7.7%

Net Income	$ 3,669	$ 3,316	10.6%

Earnings Per Share (diluted)	$ 0.18	$ 0.17	5.9%

	9/30/05	6/30/05
Working Capital	$ 69,364	$ 67,189
Total Assets	$175,836	$172,637
Debt	$ --	$ --
Shareholders' Equity	$139,866	$138,040

First Quarter 2006 Results

        Net sales in the first quarter of fiscal 2006 were $70.9 million, a 4% increase from last year’s first quarter net sales of $68.3 million. Fiscal 2006 first quarter net income of $3.7 million ($0.18 per share) increased 11% from the $3.3 million ($0.17 per share) reported last year in the same period. Lighting Segment net sales increased 10% to $49.4 million, and Graphics Segment net sales decreased 9% to $21.5 million. Net sales to the petroleum / convenience store market, the Company’s major market, represented 25% and 23% of total net sales in the first quarter of fiscal years 2006 and 2005, respectively. First quarter fiscal 2006 results include the following two compensation expense charges totaling $435,000 ($0.02 per share): (1) a non-cash net of tax charge of $361,000 related to the variable accounting treatment of a deferred compensation plan; and (2) a non-cash net of tax expense of $74,000 related to stock option expense. The deferred compensation plan was amended, effective September 9, 2005, thereby eliminating variable accounting treatment so as to avoid similar charges in the future. In accordance with a new accounting pronouncement, the Company is now required to record stock option expense in its financial statements for the first time ever in the first quarter of fiscal 2006. Earnings per share represent diluted earnings per share.

LSI Industries Inc.
Fiscal 2006 First Quarter Results
October 27, 2005

        Bob Ready, President and Chief Executive Officer, commented, “Operating results for the first quarter were higher than those of the same period a year earlier and generally in line with our expectations. We did, however, suffer from two non-cash charges (as explained under first quarter 2006 results) that reduced our per share earnings by $0.02 or 10%. The charge related to our deferred compensation plan will not be an issue going forward as we have amended our plan to avoid variable accounting treatment. I have been asked what effect, if any, the hurricanes have had on our business. It’s a fair question, but difficult to accurately quantify. Certainly, there were some shipments that were delayed by customers and a few days lost in our Houston production. Taken as a whole, we believe the impact was not significant. As I mentioned in the Annual Report to Shareholders, the management team feels very positive about how the Company’s strategies, plans, and directions are all working together. Our competitive position in the marketplace, ability to execute, and financial condition are all strong. Once again, we look forward to fiscal 2006 and beyond with confidence – Opportunity is Everywhere.”

Balance Sheet

        The balance sheet at September 30, 2005 included current assets of $102.8 million, current liabilities of $33.4 million and working capital of $69.4 million. The current ratio was a strong 3.07 to 1. The Company has shareholders’ equity of $139.9 million and no long-term debt. The Company has borrowing capacity as of September 30, 2005 of the full $50 million of its commercial bank facility. With continued strong cash flow, a sound and conservatively capitalized balance sheet, and a $50 million credit facility, LSI Industries’ financial condition is sound and capable of supporting the Company’s planned growth.

Cash Dividend Actions

        The Board of Directors declared a regular cash dividend of $0.12 per share payable November 15, 2005 to shareholders of record as of November 8, 2005. This new annual indicated rate of $0.48 per share represents a 20% increase over the fiscal 2005 annual rate of $0.40 per share. LSI Industries has increased its regular cash dividend rate thirteen times since it established a regular dividend in 1989.

Annual Shareholders’ Meeting

        The Annual Meeting of LSI Shareholders will be held on Tuesday, November 15, 2005 at 10:00 a.m. at the Company’s headquarters located at 10000 Alliance Road, Cincinnati, Ohio. All LSI shareholders are invited and encouraged to attend.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used. Such statements are based upon current expectations of the Company and speak only as of the date made. Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties. These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, reliance on key customers, financial difficulties experienced by customers, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs, unexpected difficulties in integrating acquired businesses, and the ability to retain key employees of acquired businesses. The Company has no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

LSI Industries Inc.
Fiscal 2006 First Quarter Results
October 27, 2005

About the Company

        LSI Industries is an Image Solutions company, combining integrated design, manufacturing, and technology to supply its own high quality lighting fixtures and graphics elements for applications in the retail, specialty niche, and commercial markets. The Company’s Lighting Segment produces high performance products dedicated to the outdoor, architectural outdoor, indoor, architectural indoor and accent/downlight markets. The Graphics Segment provides a vast array of products and services including signage, menu board systems, active digital signage, decorative fixturing, design support, engineering and project management for custom programs for today’s retail environment. LSI’s major markets are the petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts) and the commercial / industrial lighting markets. LSI employs approximately 1,700 people in fifteen facilities located in Ohio, California, New York, North Carolina, Kansas, Kentucky, Oregon, Rhode Island, Tennessee, Texas and Washington. The Company’s common shares are traded on the Nasdaq National Market under the symbol LYTS.

For further information, contact either Bob Ready, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note: Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

LSI Industries Inc.
Fiscal 2006 First Quarter Results
October 27, 2005

LSI INDUSTRIES INC.

Condensed Income Statements

	Three Months Ended September 30
(in thousands, except per share data; unaudited)	2005	2004

Net sales	$ 70,900	$68,335
Cost of products sold	52,188	50,530

Gross profit	18,712	17,805

Selling and administrative expenses	12,975	12,294

Goodwill Impairment	--	186

Operating income	5,737	5,325

Interest (income) expense, net	(86)	62

Income before income taxes	5,823	5,263

Income tax expense	2,154	1,947

Net income	$ 3,669	$ 3,316

Earnings per common share

Basic	$ 0.18	$ 0.17

Diluted	$ 0.18	$ 0.17

Weighted average common shares outstanding

Basic	19,905	19,758

Diluted	20,344	19,993

Condensed Balance Sheets
(in thousands, unaudited)

	September 30, 2005	June 30, 2005
Current Assets	$102,837	$ 98,804
Property, Plant and Equipment, net	50,374	51,084
Other Assets	22,625	22,749

	$175,836	$172,637

Current Liabilities	$ 33,473	$ 31,615
Other Long-Term Liabilities	2,497	2,982
Shareholders' Equity	139,866	138,040

	$175,836	$172,637